UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: July 29, 2003
                                          -------------
               Date of the Earliest Event Reported: July 28, 2003
                                                    -------------

                       RIGHT MANAGEMENT CONSULTANTS, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


                                  Pennsylvania
                                  ------------
                 (State or other jurisdiction of incorporation)


        0-15539                            23-2153729
        -------                            ----------
        (Commission                        (IRS Employer Identification
        file number)                       Number)



        1818 Market Street, Philadelphia, Pennsylvania                  19103
        ----------------------------------------------                  ------
           (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (215) 988-1588


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Item 7:  Exhibits

Exhibit
Number         Description
------         -----------

99.1 Press release announcing earnings results for the second quarter ended June 30, 2003


Item 12:  Disclosure of Results of Operations and Financial Condition

The information in this Current Report shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

On July 28, 2003, Right Management Consultants, Inc. (the Company), issued an earnings release announcing its financial results for the second quarter ended June 30, 2003. A copy of the earnings release is attached as Exhibit 99.1.

A "non-GAAP" financial measure is a measure of the issuer's financial performance, financial position or cash flows that excludes amounts or adjustments that are included in the most directly comparable measure presented in accordance with generally accepted accounting principles (GAAP). The earnings release discloses cash flow as of June 30, 2003 and 2002, a non-GAAP financial measure. Management believes that the measurement of cash flow assists investors in understanding the Company's ability to fund its operations and growth, and service its debt. The earnings release contains a reconciliation of cash flow to GAAP.

The Company held a conference call at 9:00 a.m. EDT on July 28, 2003 to discuss the earnings release. During the call, the following items were disclosed concerning the impact on net income and earnings per share:

o The foreign currency exchange impact added $0.04 and $0.07 to earnings per share for the second quarter and June YTD 2003, respectively.

o During the second quarter 2003 the Company incurred a one-time charge of $0.03 to earnings per share for severance related to employee terminations. On a year-to-date basis, the Company incurred a total charge of $0.05 to earnings per share in one-time occurrences for the aforementioned severance and the loss on the sale of its executive search business in Norway. The anticipated cost savings from these reductions in workforce are expected to approximate $3 million during the second half of the year.

o The Company's incentive compensation program for its employees ties their bonuses to the financial performance of the Company and is an element of the variable cost structure of the business helping to sustain operating margins. In the second quarter 2003 the Company incurred approximately $4.5 million in incentive costs compared to $10.1 million for the same period in the prior year. For June year-to-date 2003, the Company incurred $8.6 million in incentive costs compared to $21.3 million for the same period in the prior year.

Also during this conference call, the following items were discussed:

o For the second quarter ended June 30, 2003, same office revenue growth on a pro-forma basis, excluding the search and outsourcing businesses that were sold by the Company subsequent to June 30, 2002, was -9.1% on a consolidated basis, -10.3% for career transition services and -2.1% for organizational consulting services. Pro-forma same office revenue growth by line of business in the following geographic areas was as follows:

                                                    Career
                                                  Transition         Consulting
                                                  ----------         ----------
         North America                               -19.1%             -13.4%
         Europe                                      +12.7%              -2.8%
         Europe (no foreign exchange impact)          -2.9%             -26.3%
         Asia-Pacific                                -10.6%              +7.4%
         Japan                                       -21.1%               -- %

o Deferred revenue on the balance sheets by geographic location as of June 30 and March 31, 2003 included the following:

                                                     Dollars in Thousands
                                                  June 30           March 31
                                                  -------           --------
         North America                             $29,958           $30,807
         Europe                                     18,156            21,000
         Asia-Pacific                                1,725             2,383
         Japan                                       8,657            11,261
         Brazil                                        527               452
                                                  --------           -------
                                                   $59,023           $65,903
                                                   =======           =======

The information included above that is disclosed in the earnings conference call is not necessarily indicative of future earnings results. Please refer to the press release filed as Exhibit 99.1 for details of how to access a replay of this earnings conference call while it is available.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RIGHT MANAGEMENT CONSULTANTS, INC.
                                            (Registrant)

Date: July 29, 2003                         By: /S/ CHARLES J. MALLON
                                                --------------------------------
                                                   Charles J. Mallon
                                                   Executive Vice President and
                                                   Chief Financial Officer


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